Exhibit 99.1

ORCHID ISLAND CAPITAL ANNOUNCES

ESTIMATED THIRD QUARTER 2025 RESULTS,

OCTOBER 2025 MONTHLY DIVIDEND AND

 SEPTEMBER 30, 2025 RMBS PORTFOLIO CHARACTERISTICS

●	October 2025 Monthly Dividend of $0.12 Per Share of Common Stock
●	Estimated Book Value Per Share as of September 30, 2025 of $7.33
●	Estimated GAAP net income of $0.53 per share for the quarter ended September 30, 2025, including an estimated $0.37 per share of net realized and unrealized gains on RMBS and derivative instruments
●	Estimated 6.6% total return on equity for the quarter ended September 30, 2025
●	Estimated book value, net income and total return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm
●	RMBS Portfolio Characteristics as of September 30, 2025
●	Next Dividend Announcement Expected November 12, 2025

Vero Beach, Fla., October 15, 2025 - Orchid Island Capital, Inc. (the “Company”) (NYSE: ORC) announced today that the Board of Directors of the Company declared a monthly cash dividend for the month of October 2025. The dividend of $0.12 per share will be paid November 26, 2025 to holders of record of the Company’s common stock on October 31, 2025, with an ex-dividend date of October 31, 2025. The Company plans on announcing its next common stock dividend on November 12, 2025.

The Company intends to make regular monthly cash distributions to its holders of common stock. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of October 15, 2025, the Company has 151,712,160 shares of common stock outstanding. As of September 30, 2025, the Company had 148,239,401 shares of common stock outstanding. As of June 30, 2025, the Company had 126,566,926 shares of common stock outstanding.

Estimated September 30, 2025 Book Value Per Share

The Company’s estimated book value per share as of September 30, 2025 was $7.33.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At September 30, 2025, the Company's preliminary estimated total stockholders' equity was approximately $1,086.1 million with 148,239,401 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains on RMBS and Derivative Instruments

The Company estimates it generated a net income per share of $0.53 for the quarter ended September 30, 2025, which includes an estimated $0.37 per share of net realized and unrealized gains on RMBS and derivative instruments. These amounts compare to total dividends declared during the quarter of $0.36 per share. Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Total Return on Equity

The Company’s estimated total return on equity for the quarter ended September 30, 2025 was 6.6%. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $0.48 per share, comprised of dividends per share of $0.36 and an increase in book value per share of $0.12 from June 30, 2025.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of September 30, 2025 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes as of and for the quarter ended September 30, 2025, are subject to review by the Company’s independent registered public accounting firm:

●	RMBS Valuation Characteristics
●	RMBS Assets by Agency
●	Investment Company Act of 1940 (Whole Pool) Test Results
●	Repurchase Agreement Exposure by Counterparty
●	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

RMBS Valuation Characteristics
($ in thousands)
										Realized
									Realized	Jul-25 -
									Sep-25	Sep-25
					Net			Weighted	CPR	CPR
					Weighted			Average	(1-Month)	(3-Month)	Modeled Interest
	Current	Fair	% of	Current	Average			Maturity	(Reported	(Reported	Rate Sensitivity (1)
Type	Face	Value	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Oct)	in Oct)	(-50 BPS)	(+50 BPS)
Fixed Rate RMBS
15yr 5.0 TBA	$250,000	$252,715	2.94%	101.09	5.00%	5.84%	5	173	n/a	n/a	$2,828	$(3,460)
15yr Total	250,000	252,715	2.94%	101.09	5.00%	5.84%	5	173	n/a	n/a	2,828	(3,460)
30yr 3.0	834,430	$748,807	8.70%	89.74	3.00%	3.48%	55	297	7.2%	7.3%	21,717	(21,982)
30yr 3.5	162,600	151,190	1.76%	92.98	3.50%	4.04%	67	279	4.9%	8.4%	4,077	(4,125)
30yr 4.0	156,219	148,920	1.73%	95.33	4.00%	4.70%	53	302	9.5%	8.4%	3,745	(3,920)
30yr 4.5	278,735	272,292	3.16%	97.69	4.50%	5.44%	39	317	8.6%	11.1%	5,499	(6,127)
30yr 5.0	447,224	446,473	5.19%	99.83	5.00%	5.93%	32	323	6.2%	8.2%	8,557	(9,859)
30yr 5.5	1,835,701	1,870,044	21.72%	101.87	5.50%	6.45%	11	345	6.3%	6.1%	28,021	(35,803)
30yr 6.0	2,804,917	2,892,624	33.60%	103.13	6.00%	6.94%	12	344	9.7%	10.0%	28,122	(40,190)
30yr 6.5	1,488,120	1,553,110	18.04%	104.37	6.50%	7.39%	15	340	13.9%	13.5%	9,806	(15,382)
30yr 7.0	245,769	258,440	3.00%	105.16	7.00%	7.94%	23	328	28.2%	24.3%	1,782	(2,261)
30yr Total	8,253,715	8,341,900	96.90%	101.07	5.51%	6.39%	21	334	9.7%	10.1%	111,326	(139,649)
Total Pass-Through RMBS	8,503,715	8,594,615	99.84%	101.07	5.50%	6.37%	20	329	9.7%	10.1%	114,154	(143,109)
Structured RMBS
IO 20yr 4.0	5,743	473	0.01%	8.23	4.00%	4.57%	164	70	11.6%	12.5%	2	(2)
IO 30yr 3.0	2,391	318	0.00%	13.28	3.00%	3.64%	128	222	1.5%	10.6%	(1)	(1)
IO 30yr 4.0	65,885	12,316	0.14%	18.70	4.00%	4.60%	133	218	9.9%	7.7%	(286)	181
IO 30yr 4.5	2,862	553	0.01%	19.31	4.50%	4.99%	183	164	9.1%	7.2%	(7)	3
IO 30yr 5.0	1,503	314	0.00%	20.87	5.00%	5.37%	183	164	19.0%	12.2%	(6)	3
IO Total	78,384	13,974	0.16%	17.83	4.01%	4.59%	138	204	10.0%	8.2%	(298)	184
IIO 30yr 4.0	18,392	206	0.00%	1.12	0.00%	4.40%	96	252	0.6%	7.7%	115	(81)
Total Structured RMBS	96,776	14,180	0.16%	14.65	3.25%	4.56%	130	213	8.2%	8.1%	(183)	103

Total Mortgage Assets	$8,600,491	$8,608,795	100.00%		5.47%	6.35%	22	328	9.7%	10.1%	$113,971	$(143,006)

		Hedge	Modeled Interest
	Notional	Period	Rate Sensitivity (1)
Hedge	Balance	End	(-50 BPS)	(+50 BPS)
3-Month SOFR Futures	$(390,000)	Sep-26	$(3,413)	$3,413
5-Year Treasury Future(2)	(562,500)	Dec-25	(11,785)	11,521
10-Year Treasury Future(3)	(228,500)	Dec-25	(7,529)	7,351
10-Year Ultra Treasury Future(4)	(197,500)	Dec-25	(8,938)	8,507
5-Year ERIS SOFR Swap Futures	(10,000)	Dec-25	(234)	226
Swaps	(3,943,300)	Feb-31	(97,663)	94,426
TBA Short	(282,000)	Oct-25	(3,295)	4,628
Hedge Total	$(5,613,800)		$(132,857)	$130,072
Rate Shock Grand Total			$(18,886)	$(12,934)

(1)

Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant SOFR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Five-year Treasury futures contracts were valued at prices of $109.20 at September 30, 2025. The market value of the short position was $614.3 million.
(3)	Ten-year Treasury futures contracts were valued at prices of $112.50 at September 30, 2025. The market value of the short position was $257.1 million.
(4)	Ten-year Ultra futures contracts were valued at prices of $115.08 at September 30, 2025. The market value of the short position was $227.3 million.

RMBS Assets by Agency
($ in thousands)
		Percentage
	Fair	of
Asset Category	Value	Portfolio
As of September 30, 2025
Fannie Mae	$4,741,968	56.7%
Freddie Mac	3,614,112	43.3%
Total Mortgage Assets	$8,356,080	100.0%

Investment Company Act of 1940 Whole Pool Test
($ in thousands)
		Percentage
	Fair	of
Asset Category	Value	Portfolio
As of September 30, 2025
Non-Whole Pool Assets	$654,750	7.8%
Whole Pool Assets	7,701,330	92.2%
Total Mortgage Assets	$8,356,080	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of September 30, 2025	Borrowings	Debt	Rate	in Days	Maturity
J.P. Morgan Securities LLC	$511,662	6.4%	4.34%	20	10/23/2025
Citigroup Global Markets Inc	437,979	5.5%	4.42%	34	12/1/2025
DV Securities, LLC Repo	389,984	4.9%	4.37%	36	11/25/2025
ABN AMRO Bank N.V.	377,931	4.7%	4.25%	42	12/15/2025
Wells Fargo Securities, LLC	371,202	4.6%	4.45%	14	10/28/2025
The Bank of Nova Scotia	369,533	4.6%	4.39%	20	10/23/2025
Merrill Lynch, Pierce, Fenner & Smith	362,023	4.5%	4.34%	70	2/13/2026
ASL Capital Markets Inc.	359,654	4.5%	4.16%	126	9/21/2026
Bank of Montreal	358,926	4.5%	4.38%	30	11/28/2025
South Street Securities, LLC	344,604	4.3%	4.31%	81	8/27/2026
Goldman, Sachs & Co	337,376	4.2%	4.34%	27	10/29/2025
StoneX Financial Inc.	332,143	4.1%	4.30%	20	10/20/2025
Mirae Asset Securities (USA) Inc.	331,786	4.1%	4.29%	35	11/13/2025
Daiwa Securities America Inc.	329,915	4.1%	4.17%	135	3/23/2026
Cantor Fitzgerald & Co	319,230	4.0%	4.34%	25	10/27/2025
Clear Street LLC	307,707	3.8%	4.35%	20	10/31/2025
Marex Capital Markets Inc.	302,480	3.8%	4.32%	31	12/11/2025
RBC Capital Markets, LLC	298,220	3.7%	4.27%	56	11/25/2025
ING Financial Markets LLC	291,011	3.6%	4.32%	17	10/17/2025
Banco Santander SA	265,981	3.3%	4.38%	16	10/16/2025
MUFG Securities Canada, Ltd.	255,958	3.2%	4.38%	8	10/8/2025
Mitsubishi UFJ Securities (USA), Inc.	246,210	3.1%	4.44%	16	10/20/2025
Mizuho Securities USA LLC	207,561	2.6%	4.34%	23	10/27/2025
Nomura Securities International, Inc.	158,100	2.0%	4.41%	14	10/14/2025
Natixis, New York Branch	104,895	1.3%	4.34%	29	10/29/2025
Lucid Prime Fund, LLC	34,907	0.4%	4.34%	16	10/16/2025
Total Borrowings	$8,006,978	100.0%	4.33%	39	9/21/2026

Contact:

Orchid Island Capital, Inc.

Robert E. Cauley

3305 Flamingo Drive, Vero Beach, Florida 32963

Telephone: (772) 231-1400